Exhibit (8)(d)(1)

Amendment No. 2 to Participation Agreement

(Franklin/Templeton)

Amendment No. 2 to Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin Templeton Distributors, Inc.

Transamerica Life Insurance Company

AFSG Securities Corporation

This Amendment No. 2 is incorporated in and made a part of the Participation Agreement (the “Agreement”) made as of the 1st day of May, 2000, by and among Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin Templeton Distributors, Inc. (the “Underwriter”), and Transamerica Life Insurance Company (the “Company”). All terms used that are not defined in this Amendment shall have the same meanings as the same terms used in the Agreement. The Agreement is amended as follows:

1.	AFSG Securities Corporation (the “Distributor”) is added as a party to the Agreement.

2.	The following Section 2.1.12 is added to the Agreement:

“2.1.12 As covered financial institutions we, only with respect to Portfolio shareholders, and you each undertake and agree to comply, and to take full responsibility in complying with any and all applicable laws, regulations, protocols and other requirements relating to money laundering including, without limitation, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT Act).”

3	The following paragraphs of Section 3 are hereby deleted in their entirety and replaced with the following paragraphs:

“3.1 We will make shares of the Portfolios available to the Accounts for the benefit of the Contracts. The shares will be available for purchase at the net asset value per share next computed after we (or our agent) receive a purchase order, as established in accordance with the provisions of the then current prospectus of the Trust. Notwithstanding the foregoing, the Trust’s Board of Trustees (“Trustees”) may refuse to sell shares of any Portfolio to any person, or may suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees, they deem such action to be in the best interests of the shareholders of such Portfolio. Without limiting the foregoing, the Trustees have determined that there is a significant risk that the Trust and its shareholders may be adversely affected by investors with short term trading activity and/or whose purchase and redemption activity follows a market timing pattern as defined in the prospectus for the Trust, and have authorized the Trust, the Underwriter and the Trust’s transfer agent to adopt procedures and take other action (including, without limitation, rejecting specific purchase orders) as they deem necessary to reduce, discourage or eliminate such trading and/or market timing activity. You agree to cooperate with us to assist us in implementing the Trust’s restrictions on excessive and/or short term trading activity and/or purchase and redemption activity that follows a market timing pattern.

3.4 You are hereby appointed as our designee for the sole purpose of receiving from Contract owners purchase and exchange orders and requests for redemption resulting from investment in and payments under the Contracts that pertain to subaccounts that invest in Portfolios (“Instructions”). “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus. “Close of Trading” shall mean the close of trading on the New York Stock Exchange, generally 4:00 p.m. eastern time. You represent and warrant that all Instructions transmitted to us for processing on or as of a given Business Day (“Day 1”) shall have been received in proper form and time stamped by you prior to the Close of Trading on Day 1. Such Instructions shall receive the share price next calculated following the Close of Trading on Day 1, provided that we receive such Instructions from you before 9 a.m. Eastern Time on the next Business Day (“Day 2”). You represent and warrant that Instructions received in proper form and time stamped by you after the Close of Trading on Day 1 shall be treated by you and transmitted to us as if received on Day 2. Such Instructions shall receive the share price next calculated following the Close of Trading on Day 2. You represent and warrant that you have and will maintain systems in place reasonably designed to prevent Instructions received after the Close of Trading on Day 1 from being executed with Instructions received before the Close of Trading on Day 1. All Instructions we receive from you after 9 a.m. Eastern Time on Day 2 shall be processed by us on the following Business Day and shall receive the share price next calculated following the Close of Trading on Day 2.”

4	Section 9 of the Agreement is hereby deleted in its entirety and replaced with the following Section 9:

9.	Termination

“9.1 This Agreement may be terminated by mutual agreement at any time. If this Agreement is so terminated, we shall, at your option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio for any or all Contracts or Accounts existing on the effective date of termination of this Agreement, pursuant to the terms and conditions of this Agreement.

9.2 This Agreement may be terminated by any party in its entirety or with respect to one, some or all Portfolios for any reason by sixty (60) days’ advance written notice delivered to the other parties. If this Agreement is so terminated, we may, at our option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio for any or all Contracts or Accounts existing on the effective date of termination of this Agreement, pursuant to the terms and conditions of this Agreement; alternatively, we may, at our option, redeem the Portfolio shares held by the Accounts, provided that such redemption shall not occur prior to six (6) months following written notice of termination, during which time we will cooperate with you in effecting a transfer of Portfolio assets to another underlying fund pursuant to any legal and appropriate means.

9.3 This Agreement may be terminated immediately by us upon written notice to you if you materially breach any of the representations and warranties made in this Agreement or you are materially in default in the performance of any of your duties or obligations under the Agreement, receive a written notice thereof and fail to remedy such default or breach to our reasonable satisfaction within 30 days after such notice. If this Agreement so terminates, the parties shall cooperate to effect an orderly windup of the business which may include, at our option, a redemption of the Portfolio shares held by the Accounts, provided that such redemption shall not occur prior to a period of up to six (6) months following written notice of termination, during which time we will cooperate reasonably with you in effecting a transfer of Portfolio assets to another underlying fund pursuant to any legal and appropriate means.

9.4 This Agreement may be terminated immediately by us upon written notice to you if, with respect to the representations and warranties made in sections 2.1.3, 2.1.5, 2.1.7 and 2.1.12 of this Agreement: (i) you materially breach any of such representations and warranties; or (ii) you inform us that any of such representations and warranties may no longer be true or might not be true in the future; or (iii) any of such representations and warranties were not true on the effective date of this Agreement, are at any time no longer true, or have not been true during any time since the effective date of this Agreement. If this Agreement is so terminated, the Trust may redeem, at its option in kind or for cash, the Portfolio shares held by the Accounts on the effective date of termination of this Agreement.

9.5 This Agreement may be terminated by the Board of Trustees of the Trust, in the exercise of its fiduciary duties, either upon its determination that such termination is a necessary and appropriate remedy for a material breach of this Agreement which includes a violation of laws, or upon its determination to completely liquidate a Portfolio. Pursuant to such termination, the Trust may redeem, at its option in kind or for cash, the Portfolio shares held by the Accounts on the effective date of termination of this Agreement;

9.6 This Agreement shall terminate immediately in the event of its assignment by any party without the prior written approval of the other parties, or as otherwise required by law. If this Agreement is so terminated, the Trust may redeem, at its option in kind or for cash, the Portfolio shares held by the Accounts on the effective date of termination of this Agreement.

9.7 This Agreement shall be terminated as required by the Shared Funding Order, and its provisions shall govern.

9.8 The provisions of Sections 2 (Representations and Warranties) and 7 (Indemnification) shall survive the termination of this Agreement. All other applicable provisions of this Agreement shall survive the termination of this Agreement, as long as shares of the Trust are held on behalf of Contract owners, except that we shall have no further obligation to sell Trust shares with respect to Contracts issued after termination.

9.9 You shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to your assets held in the Account) except: (i) as necessary to implement Contract owner initiated or approved transactions; (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”); or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, you shall promptly furnish to us the opinion of your counsel (which counsel shall be reasonably satisfactory to us) to the effect that any redemption pursuant to clause (ii) of this Section 9.9 is a Legally Required Redemption. Furthermore, you shall not prevent Contract owners from allocating payments to any Portfolio that has been available under a Contract without first giving us ninety (90) days advance written notice of your intention to do so.

5	The following Section 10.13 is added to the Agreement:

“10.13 We and you both agree that: (a) if the Trustees approve a revision of Section 3 of the form of Participation Agreement used by the Trust for the purpose of clarifying procedures and responsibilities regarding purchase and redemption of Portfolio shares to address recent regulatory concerns regarding late trading and market timing activity (the “Form”), then we and you will both negotiate in good faith and execute an amendment to Section 3 of this Agreement to achieve the purposes intended by such revision of the Form (“Amendment”); and (b) if an Amendment is not completed and fully executed by you and us by six months after the Trustees’ approval of the revised Form, then this Agreement will terminate immediately at that time, notwithstanding any other termination provisions in this Agreement, and such termination shall be considered a termination by mutual agreement pursuant to Section 9.1 of this Agreement.”

6	Schedules A, B, C, D, E, F and G of the Agreement are hereby deleted in their entirety and replaced with the Schedules A, B, C, D, E, F and G attached hereto, respectively.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties have caused their duly authorized officers to execute this Agreement as of May 1, 2002:

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST		TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Karen L. Skidmore	By:	/s/ John K. Carter
Name:	Karen L. Skidmore	Name:	John K. Carter
Title:	Assistant Vice President	Title:	Assistant Secretary

FRANKLIN TEMPLETON DISTRIBUTORS, INC.		AFSG SECURITIES CORPORATION

By:	/s/ Philip J. Kearns	By:	/s/ John K. Carter
Name:	Philip J. Kearns	Name:	John K. Carter
Title:	Vice President	Title:	Vice President

Schedule A

The Company and Its Distributor

THE COMPANY

Transamerica Life Insurance Company

4333 Edgewood Road N.E.

Cedar Rapids, IA 52499-0001

A life insurance company organized as a corporation under Iowa law.

THE DISTRIBUTOR

AFSG Securities Corporation

4333 Edgewood Road N.E.

Cedar Rapids, IA 52499-0001

A corporation organized under Pennsylvania law.

A

Schedule B

Accounts of the Company

1.	Name:	Retirement Builder Variable Annuity Account
	Date Established:	March 29, 1996
	SEC Registration Number:	811-07689

2.	Name:	Separate Account VA I
	Date Established:	May 15, 2000
	SEC Registration Number:	811-10147

3.	Name:	Separate Account VA K
	Date Established:	July 10, 2001
	SEC Registration Number:	811-10617

4.	Name:	Separate Account VA L
	Date Established:	July 10, 2001
	SEC Registration Number:	811-21087

5.	Name:	Separate Account VA P
	Date Established:	November 26, 2001
	SEC Registration Number:	811-21192

B

Schedule C

Available Portfolios and Classes of Shares of the Trust; Investment Advisers

Franklin Templeton Variable Insurance Products Trust	Investment Adviser

Franklin Growth and Income Securities Fund Class 2	Franklin Advisers, Inc.
Franklin Income Securities Fund Class 2	Franklin Advisers, Inc.
Franklin Rising Dividends Securities Fund Class 2	Franklin Advisory Services, LLC
Franklin Small Cap Fund Class 2	Franklin Advisers, Inc.
Franklin Small Cap Value Securities Fund Class 2	Franklin Advisory Services, LLC
Mutual Shares Securities Fund Class 2	Franklin Mutual Advisers, LLC
Templeton Developing Markets Securities Fund Class 2	Templeton Asset Management Ltd.
Templeton Foreign Securities Fund Class 2	Templeton Investment Counsel LLC
Templeton Global Asset Allocation Fund Class 2	Templeton Investment Counsel LLC

C

Schedule D

Contracts of the Company

#	Product Name 1933 Act # State From ID	Separate Acct. Name Date Established 1940 Act #	Class of Shares and Portfolios
1	Flexible Premium Variable Annuity – A under the marketing name “Transamerica Opportunity Builder” and “Transamerica Traditions” 333-98891 VA721 101 149 1001 (may vary by state)	Separate Account VA P November 26, 2001 811-21192	Class 2 shares Franklin Small Cap Fund Franklin Small Cap Value Securities Fund Mutual Shares Securities Fund Templeton Foreign Securities Funds

2	Portfolio Select Variable Annuity 333-07509 AV288 101 95 796 (may vary by state)	Retirement Builder Variable Annuity Account March 29, 1996 811-07689

Class 2 shares

Franklin Small Cap Fund

Franklin Small Cap Value Securities Fund

Mutual Shares Securities Fund

Templeton Developing Markets Securities Fund

Templeton Foreign Securities Fund

Templeton Global Asset Allocation Fund

3	Principal-Plus Variable Annuity 333-46594 AV288 101 95 796 (may vary by state)	Separate Account VA I May 15, 2000 811-10147	Class 2 shares Franklin Growth and Income Securities Fund Franklin Income Securities Fund Franklin Small Cap Fund Templeton Foreign Securities Fund

4	Retirement Income Builder BAI Variable Annuity 333-76230 AV721 101 149 1001 (may vary by state)	Separate Account VA K July 10, 2001 811-10617	Class 2 shares Franklin Small Cap Fund Franklin Small Cap Value Securities Fund Mutual Shares Securities Fund Templeton Foreign Securities Funds

5	Transamerica Preferred Advantage Variable Annuity 333-87792 AV721 101 149 1001 (may vary by state)	Separate Account VA L July 10, 2001 811-21087	Class 2 shares Franklin Rising Dividends Securities Fund Franklin Small Cap Fund Franklin Small Cap Value Securities Fund Mutual Shares Securities Fund Templeton Foreign Securities Funds

D

Schedule E

Other Portfolios Available under the Contracts

Portfolio Select Variable AnnuitySM

AEGON/Transamerica Series Fund, Inc. - Service Class

Asset Allocation - Growth Portfolio

Asset Allocation - Conservative Portfolio

Asset Allocation - Moderate Portfolio

Asset Allocation - Moderate Growth Portfolio

Capital Guardian Global

Capital Guardian U.S. Equity

Capital Guardian Value

Federated Growth & Income

PIMCO Total Return

Transamerica Equity

AIM Variable Insurance Funds - Series I and II shares

AIM V.I. Capital Appreciation Fund

AIM V.I. Core Equity Fund

AIM V.I. International Growth Fund

AIM V.I. Premier Equity Fund

AIM V.I. Dent Demographic Trends Fund

AllianceBernstein Variable Products Series Fund, Inc. - Class B

AllianceBernstein Premier Growth Portfolio

AllianceBernstein Technology Portfolio

Davis Variable Account Fund, Inc.

Davis Value Portfolio

Evergreen Variable Trust - Class 1 and 2

Evergreen VA Fund

Evergreen VA Foundation Fund

Evergreen VA Global Leaders Fund

Evergreen VA Growth and Income Fund

Evergreen VA Blue Chip Fund

Evergreen VA International Growth Fund

Evergreen VA Omega Fund

Evergreen VA Capital Growth Fund

Evergreen VA Growth Fund

Evergreen VA High Income Fund

Federated Insurance Series

Federated American Leaders Fund II

Federated High Income Bond Fund II

Federated Kaufman Fund II

MFS® Variable Insurance TrustSM

MFS Emerging Growth Series

MFS Research Series

MFS Total Return Series

MFS Utilities Series

Oppenheimer Variable Account Funds - Initial and Service Shares

Oppenheimer Capital Appreciation Fund/VA

Oppenheimer Main Street Fund/VA

Oppenheimer Multiple Strategies Fund/VA

Oppenheimer Strategic Bond Fund/VA

Putnam Variable Trust - Class IB Shares

Putnam VT Global Growth Fund

Putnam VT Growth and Income Fund

Putnam VT Growth Opportunities Fund

Putnam VT Money Market Fund

Putnam VT New Value Fund

Variable Insurance Products Fund - Service Class and Service Class 2

Fidelity - VIP High Income Portfolio

Variable Insurance Products Fund - Service Class 2

Fidelity - VIP Equity-Income Portfolio

Fidelity - VIP Growth Portfolio

Variable Insurance Products Fund - Initial Class and Service Class 2

Fidelity - VIP Index 500 Portfolio

Fidelity - VIP Investment Grade Bond Portfolio

Variable Insurance Products Fund - Service Class and Service Class 2

Fidelity - VIP Growth Opportunities Portfolio

Schedule E

Other Portfolios Available under the Contracts continued…

Principal-Plus Variable Annuity

Federated Insurance Series

Federated Prime Money Fund II

First American Insurance Portfolios, Inc. - Class IB Shares

First American Large Cap Growth Portfolio

First American Mid Cap Growth Portfolio

First American Small Cap Growth Portfolio

First American Technology Portfolio

Putnam Variable Trust – Class IB Shares

Putnam VT Diversified Income Fund

Putnam VT Growth and Income Fund

Putnam VT Income Fund

Putnam VT Investors Fund

Putnam VT New Value Fund

Putnam VT The George Putnam Fund of Boston

Schedule E

Other Portfolios Available under the Contracts continued…

Retirement Income Builder - BAI Variable Annuity

AEGON/Transamerica Series Fund, Inc.

Asset Allocation - Growth Portfolio

Asset Allocation - Conservative Portfolio

Asset Allocation - Moderate Portfolio

Asset Allocation - Moderate Growth Portfolio

AEGON Bond

Capital Guardian Global

Capital Guardian U.S. Equity

Capital Guardian Value

Clarion Real Estate Securities

Dreyfus Mid Cap

Dreyfus Small Cap Value

Federated Growth & Income

Janus Growth

Jennison Growth

MFS High Yield

PIMCO Total Return

Salomon All Cap

Third Avenue Value

T. Rowe Price Equity Income

T. Rowe Price Small Cap

Transamerica Convertible Securities

Transamerica Equity

Transamerica Growth Opportunities

Transamerica Money Market

Van Kampen Emerging Growth

AIM Variable Insurance Funds – Series II

AIM V.I. Capital Appreciation Fund

AIM V.I. Core Equity Fund

AIM V.I. Premier Equity Fund

AllianceBernstein Variable Products Series Fund, Inc. – Class B

AllianceBernstein Premier Growth Portfolio

AllianceBernstein Technology Portfolio

Janus Aspen Series – Service Shares

Janus Aspen – Worldwide Growth Portfolio

MFS® Variable Insurance TrustSM – Service Class

MFS Emerging Growth Series

MFS Research Series

MFS Total Return Series

MFS Utilities Series

Nations Separate Account Trust

Nations Asset Allocation Portfolio

Nations High Yield Bond Portfolio

Nations International Value Portfolio

Nations Marsico Growth Portfolio

Nations Marsico Focused Equities Portfolio

Nations Marsico International Opportunities Portfolio

Nations Marsico 21st Century Portfolio

Nations MidCap Growth Portfolio

Nations Small Company Portfolio

Nations Value Portfolio

Oppenheimer Variable Account Funds – Service Shares

Oppenheimer Capital Appreciation Fund/VA

Oppenheimer Main Street Fund/VA

Oppenheimer Strategic Bond Fund/VA

Putnam Variable Trust – Class IB Shares

Putnam VT Growth and Income Fund

Putnam VT Research Fund

Variable Insurance Products Fund – Service Class 2

Fidelity – VIP Equity-Income Portfolio

Fidelity - VIP Growth Portfolio

Fidelity – VIP Growth Opportunities Portfolio

Fidelity - VIP Index 500 Portfolio

Fidelity – VIP Mid Cap Portfolio

Fidelity - VIP Value Strategies Portfolio

Schedule E

Other Portfolios Available under the Contracts continued…

Transamerica Preferred Advantage Variable Annuity

AEGON/Transamerica Series Fund, Inc.

Capital Guardian Global

Capital Guardian U.S. Equity

Capital Guardian Value

Federated Growth & Income

MFS High Yield

Transamerica Equity

Van Kampen Emerging Growth

Van Kampen Money Market

AIM Variable Insurance Funds – Series II

AIM V.I. Capital Appreciation Fund

AIM V.I. Government Securities Fund

AIM V.I. Growth Fund

AIM V.I. Mid Cap Core Equity Fund

AIM V.I. Premier Equity Fund

First American Insurance Portfolios, Inc. – Class IB Shares

First American Corporate Bond Portfolio

First American Equity Income Portfolio

First American International Portfolio

First American Large Cap Growth Portfolio

First American Mid Cap Growth Portfolio

First American Small Cap Growth Portfolio

First American Technology Portfolio

Liberty Variable Investment Trust

Colonial Small Cap Value Fund, Variable Series

Liberty Select Value Fund, Variable Series

MFS® Variable Insurance TrustSM – Service Class

MFS Emerging Growth Series

MFS New Discovery Series

MFS Research Series

MFS Utilities Series

Putnam Variable Trust – Class IB Shares

Putnam VT Diversified Income Fund

Putnam VT Growth and Income Fund

Putnam VT Health Sciences Fund

Putnam VT New Value Fund

Putnam VT The George Putnam Fund of Boston

Schedule E

Other Portfolios Available under the Contracts continued…

Flexible Premium Variable Annuity - A

AEGON/Transamerica Series Fund, Inc.

Capital Guardian Global

Capital Guardian U.S. Equity

Capital Guardian Value

Dreyfus Mid Cap

Federated Growth & Income

MFS High Yield

PIMCO Total Return

Third Avenue Value

T. Rowe Price Equity Income

T. Rowe Price Growth Stock

Transamerica Equity

Transamerica Growth Opportunities

Transamerica Money Market

Transamerica U.S. Government Securities

Van Kampen Emerging Growth

AIM Variable Insurance Funds – Series II

AIM V.I. Basic Value Fund

AIM V.I. Growth Fund

AIM V.I. Mid Cap Core Equity Fund

Franklin Templeton Variable Insurance Products Trust - Class 2

Franklin Small Cap Fund

Franklin Small Cap Value Securities Fund

Mutual Shares Securities Fund

Templeton Foreign Securities Fund

Janus Aspen Series – Service Shares

Janus Aspen – Worldwide Growth Portfolio

Liberty Variable Investment Trust - Class A Shares

Colonial Small Cap Value Fund, Variable Series

Liberty Select Value Fund, Variable Series

Variable Insurance Products Fund - Service Class 2

Fidelity - VIP Growth Portfolio

Fidelity – VIP Investment Grade Bond Portfolio

Fidelity – VIP Mid Cap Portfolio

Wanger Advisors Trust

Wanger U.S. Smaller Companies

VIA SUPPLEMENT

AEGON/Transamerica Series Fund, Inc.

Select + Aggressive

Select + Growth & Income

Select + Conservative

AEGON/Transamerica Series Fund, Inc. - Service Class

Asset Allocation - Growth Portfolio

Asset Allocation - Conservative Portfolio

Asset Allocation - Moderate Portfolio

Asset Allocation - Moderate Growth Portfolio

AEGON/Transamerica Series Fund, Inc. - Initial Class

Clarion Real Estate Securities

Janus Balanced

Marsico Growth

Salomon All Cap

Transamerica Convertible Securities

Schedule F

Rule 12b-1 Plans

Compensation Schedule

Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under its Class 2 Rule 12b-1 Distribution Plan, stated as a percentage per year of Class 2’s average daily net assets represented by shares of Class 2.

Portfolio Name	Maximum Annual Payment Rate
Franklin Growth and Income Securities Fund	0.25%
Franklin Income Securities Fund	0.25%
Franklin Rising Dividends Securities Fund	0.25%
Franklin Small Cap Fund	0.25%
Franklin Small Cap Value Securities Fund	0.25%
Mutual Shares Securities Fund	0.25%
Templeton Developing Markets Securities Fund	0.25%
Templeton Foreign Securities Fund	0.25%
Templeton Global Asset Allocation Fund	0.25%

Agreement Provisions

If the Company, on behalf of any Account, purchases Trust Portfolio shares (“Eligible Shares”) which are subject to a Rule 12b-1 plan adopted under the 1940 Act (the “Plan”), the Company may participate in the Plan.

To the extent the Company or its affiliates, agents or designees (collectively “you”) provide any activity or service which is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares (“Rule 12b-1 Services”) or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, “we”) may pay you a Rule 12b-1 fee. “Rule 12b-1 Services” may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares (“Contract Owners”), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under NASD rules. Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the Compensation Schedule stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the “annual maximums” in the Portfolio’s prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio’s net assets attributable

F-1

to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus). The Rule 12b-1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

You shall furnish us with such information as shall reasonably be requested by the Trust’s Boards of Trustees (“Trustees”) with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement (“Disinterested Trustees”). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days’ written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Franklin Advisers, Inc. and its affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio’s Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency.

You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.

F-2

Schedule G

Addresses for Notices

To the Company:	Transamerica Life Insurance Company
4333 Edgewood Road, N.E.
Cedar Rapids, Iowa 52499-0001
Attention: Frank A. Camp, Esq

To the Distributor:	AFSG Securities Corporation
4333 Edgewood Road, N.E.
Cedar Rapids, Iowa 52499-0001
Attention: Frank A. Camp, Esq.

To the Trust:	Franklin Templeton Variable Insurance Products Trust
One Franklin Parkway
San Mateo, California 94403
Attention: Karen L. Skidmore

To the Underwriter:	Franklin Templeton Distributors, Inc.
One Franklin Parkway
San Mateo, California 94403
Attention: Philip Kearns, Vice President

G